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                                                                   EXHIBIT 10.10

                              HEALTHCENTRAL.COM

                             EMPLOYMENT AGREEMENT
                             --------------------

     This Employment Agreement (the "Agreement") is entered into by and between
                                     ---------
HealthCentral.com (the "Company") and Albert Greene ("Greene") effective as of
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the 16th day of August, 1999 (the "Employment Start Date"), provided however
                                   ---------------------
that if the Consulting Agreement (defined below) is terminated by either party for any reason or no reason, this Agreement shall be null, void and of no effect.

     1.   Employment Relationship. If the Consulting Agreement dated July 1,
          -----------------------
1998 between the Company and Greene (the "Consulting Agreement") is not
                                          -------------------
terminated earlier pursuant to Section 1(c) thereof, beginning on the Employment Start Date, Greene will be employed as a full-time employee of Company and initially will serve as Chief Executive Officer. Greene agrees to perform such services as are commensurate with such a position and as may be required or directed by the Board of Directors of Company. Greene agrees to perform such other duties and responsibilities as may be reasonably required of him by the Board of Directors of Company. Greene agrees that, to the best of his ability and experience, Greene will at all times conscientiously perform all of the duties and obligations assigned to Greene in accordance with this Agreement.

          (a)  Salary. Beginning on the Employment Start Date, Greene's initial
               ------
monthly base salary as an employee shall be $19,583.33 per month ($235,000 on an annualized basis), subject to review and adjustment from time to time thereafter in accordance with the Company's policies. Such salary shall be paid in accordance with Company's normal payroll practices.

          (b)  Bonus. In addition to the base salary specified in Section 1(a),
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during the first three years of this Agreement, the Company will pay Greene on a monthly basis a bonus amount, equal to between 30% and 60% of Greene's monthly base salary (such percentage to be determined upon Greene's achievement of certain performance milestones as mutually agreed between Greene and the Board of Directors), provided however that if Greene's employment is terminated for any reason or no reason, he shall not receive the continued payment of any such monthly bonus amount.

          (c)  Stock Option. The Company will recommend to the Board of
               ------------
Directors that Greene be granted an incentive stock option to purchase 359,325 shares of Common Stock of the Company, with an effective grant date as of the Employment Start Date and with an exercise price per share equal to the fair market value per share of the Company's Common Stock on the date of grant, as determined by the Board of Directors, which option shall vest as follows:
1/36th of the total shares shall vest on the monthly anniversary of the vesting commencement date (the date of grant), subject to Greene's continued employment by the Company.

          (d)  Other Benefits. After the Employment Start Date, Greene will be
               --------------
entitled to participate in or receive benefits commensurate with Greene's position and those of similarly situated employees of Company in accordance with Company's standard employee policies in effect from time to time. Company may change, amend, modify or terminate any benefit plan from time to time.

          (e)  Withholding. Etc. Company may make such deductions, withholdings
               ----------------
and other payments from all sums payable pursuant to this Agreement which are required by law or as Greene requests for taxes and other charges.
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          (f)  Termination. Greene's employment with the Company will be on an
               -----------
"at will" basis, which means that either Greene or Company may terminate Greene's employment at any time for any reason or no reason, without further obligation or liability, subject to the terms and conditions of this Agreement.

     2.   Expenses. The Company will reimburse Greene for reasonable expenses
          --------
actually incurred in connection with his performance of services as an employee, and evidenced by his submission of receipts. In addition, Greene will be entitled to four weeks paid vacation per year, which shall begin to accrue as of July 1, 1998. The Company will pay Greene a monthly automobile allowance of $500.00, a monthly club allowance of $500.00 per month, and his annual YPO dues for the international and local chapters.

     3.   Supervision of Greene's Services. All services to be performed by
          --------------------------------
Greene will be as agreed between Greene and the Company's Board of Directors. Greene will be required to report to the Board of Directors concerning the services performed under this Agreement. The nature and frequency of these reports will be left to the discretion of the Board of Directors.

     4.   Non-Competition. While Greene is providing employment services
          ---------------
hereunder, and except for such activities, if any, as may be set forth in Exhibit A attached hereto or as may hereafter be consented to by Company in
- ---------
its sole discretion, Greene will not engage in any other business or render any commercial or professional services, directly or indirectly, to any other person or organization, whether for compensation or otherwise, provided that Greene may (i) provided incidental assistance to family members on matters of family business, and (ii) sit on the boards of charitable and nonprofit organizations which do not compete with Company, provided in each case that such activities do not conflict with or interfere with Greene's obligations to Company. Greene may make personal investments in nonpublicly traded corporations, partnerships or other entities, which do not at the time of such investment provide health information, products and services directly to the general public (including linkages between consumers and health providers, payors and ancillary entities) in various media, including but not limited to radio, television, internet, interactive television, interactive cable and satellite (the foregoing description of business activities and markets shall be referred to in this Agreement as "Competitive Businesses"). Notwithstanding
                                     ----------------------
anything to the contrary contained in this Agreement, Greene may make personal investments in publicly traded corporations regardless of the business they are engaged in, provided that Greene does not at any time own in excess of 1% of the issued and outstanding stock of any such publicly traded corporation that is engaged in any Competitive Businesses.

     5.   Place of Employment. During the term of this Agreement, Greene shall
          -------------------
render his services principally at the principal executive offices of Company (Company currently anticipates that such offices will be relocated). In addition, Greene shall do such traveling as shall be reasonably necessary in connection with his duties and responsibilities hereunder.

     6.   Confidentiality Agreement. Greene shall sign, or has signed, a
          -------------------------
Confidential Information and Invention Assignment Agreement substantially in the from attached to this

Agreement as Exhibit B (the "Proprietary Information Agreement"), prior to or on
             ---------       ---------------------------------
the date on which Greene's consulting relationship with the Company commences.

     7.    Conflicts with this Agreement. Greene represents and warrants that
           -----------------------------
Greene is not under any pre-existing obligation in conflict or in any way inconsistent with the provisions of this Agreement. Greene warrants that Greene has the right to disclose or use all ideas, processes, techniques and other information, if any, which Greene has gained from third parties, and which Greene discloses to the Company in the course of performance of this Agreement, without liability to such third parties. Greene represents and warrants that Greene has not granted any rights or licenses to any intellectual property or technology that would conflict with Greene's obligations under this Agreement. Greene will not knowingly infringe upon any copyright, patent, trade secret or other property right of any former client, employer or third party in the performance of the services required by this Agreement.

     8.   Severance. If, during the period beginning on the Employment Start
          ---------
Date and ending on the later of: (i) one year after the date a merger between the Company and Windom Health Enterprises (the "Merger") is consummated, or (ii)
                                                ------
one year after the earlier of: (A) the date the merger agreement relating to the Merger is terminated, or (B) the letter of intent relating to the Merger is terminated (the "Severance Period"), Greene's employment is terminated by the
                 ----------------
Company or its successor for any reason other than Cause (as defined below), as determined by the Company's Board of Directors, Green will be entitled to receive continued payment of his monthly base salary on a monthly basis, for each remaining month in the Severance Period (subject to proration for any remaining partial month) (the "Severance") , subject to Greene's continued
                               ---------
compliance with all the terms of the Proprietary Information Agreement, the Non-Competition Agreement and the surviving terms of this Agreement.

     9.   Definition of "Cause." As used in this Agreement, the term "Cause"
          --------------------
shall mean:

          (a) Greene personally engaging in knowing and intentional illegal conduct which is seriously injurious to Company or its affiliates;

          (b) Greene being convicted of a felony, or committing an act of dishonesty or fraud against, or the misappropriation of property belonging to, Company or its affiliates;

          (c) The performance by Greene of those acts identified in Section 2924 of the California Labor Code;

          (d) Greene knowingly and intentionally breaching any material term of this Agreement, the Proprietary Information or the Non-Competition Agreement;

          (e) Greene's commencement of employment with another employer while he is an employee of Company; or

          (f) any material breach by Greene of any material provision of this Agreement, the Proprietary Information Agreement or the Non-Competition Agreement which continues uncured for 30 days following notice thereof.

     10.  Miscellaneous.
          -------------

          (a)  Amendments and Waivers. Any term of this Agreement may be amended
               ----------------------
or waived only with the written consent of the parties.

          (b)  Sole Agreement. This Agreement, including the Exhibits hereto,
               --------------
constitutes the sole agreement of the parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof.

          (c)  Notices. Any notice required or permitted by this Agreement shall
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be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice.

          (d)  Choice of Law.  The validity, interpretation, construction and
               -------------
performance of this Agreement shall be governed by the laws of the State of California, without giving effect to the principles of conflict of laws.

          (e)  Severability. If one or more provisions of this Agreement are
               ------------
held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

          (f)  Counterparts. This Agreement may be executed in counterparts,
               ------------
each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

          (g)  Arbitration.  Any dispute or claim arising out of or in
               -----------
connection with any provision of this Agreement, will be finally settled by binding arbitration in Santa Clara County or San Mateo County, California in accordance with the rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. The arbitrator shall apply California law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. Judgement on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision. This subsection shall not apply to the Proprietary Information Agreement.

          (h)  Advice of Counsel. EACH PARTY ACKNOWLEDGES THAT, IN EXECUTING
               -----------------
THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

          (i)  Surviving Terms. Sections 6, 9 and 10 of this Agreement shall
               ---------------
survive the termination of this Agreement for any reason or no reason. The Proprietary Information Agreement and Non-Competition Agreement shall survive the termination of this Agreement.


                           [Signature Page Follows]

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

The parties have executed this Agreement on the respective dates set forth below:

                                             HEALTHCENTRAL.COM

                                             By:/s/ Albert L. Greene
                                                ---------------------------
                                                Name:  Albert L. Greene
                                                Title: President


                                             Address:  747 Front Street
                                                       San Francisco, CA 94111

                                             Date:  9-29-98

                                             /s/ Albert L. Greene
                                             --------------------------------
                                             Albert Greene

                                             Address:___________________________

                                             Date: 9-29-98

SIGNATURE PAGE TO DR.DEAN ONLINE, INC. EMPLOYMENT AGREEMENT
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                                   EXHIBIT A
                                   ---------

                             PERMITTED ACTIVITIES
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                                   EXHIBIT B
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                         CONFIDENTIAL INFORMATION AND
                        INVENTION ASSIGNMENT AGREEMENT
                        ------------------------------